Exhibit 99.1

XpresSpa Group Announces $40 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

NEW YORK, June 17, 2020 (GLOBE NEWSWIRE) -- XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), a health and wellness company, today announced that it has entered into securities purchase agreements with several healthcare-focused and other institutional investors to purchase 7,614,700 of its shares of common stock in a registered direct offering priced at-the-market under Nasdaq rules. Additionally, XpresSpa has also agreed to issue to the investors short-term warrants to purchase up to an aggregate of 7,614,700 shares of common stock in a concurrent private placement. The combined purchase price for one common stock and a warrant to purchase one share of common stock is $5.253. The warrants have an exercise price of $5.25 per share, will be immediately exercisable, and will expire twenty-one months from the issue date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the registered direct offering and concurrent private placement are expected to be approximately $40.0 million before deducting placement agent fees and other estimated offering expenses. The registered direct offering and concurrent private placement is expected to close on or about June 19, 2020, subject to the satisfaction of customary closing conditions.

The common stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a "shelf" registration statement (File No. 333-232764) filed with the Securities and Exchange Commission (SEC) and declared effective on July 30, 2019. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the shares of common stock will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of common stock may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail: placements@hcwco.com or by telephone: (646) 975-6996.

The warrants issued in the concurrent private placement and shares of common stock underlying the warrants are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 51 locations in 25 airports globally. XpresSpa offers services that are tailored specifically to the busy travel customer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as luxury travel products and accessories. XpresSpa provides almost one million services to customers per year at its locations in the United States, Netherlands, and the United Arab Emirates. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology.  These statements include, without limitation, statements related to our ability to close the offering and the gross proceeds from the offering. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa, or other matters and attributable to XpresSpa or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Investor Relations

ICR

Raphael Gross

(203) 682-8253